Exhibit 99.2

Jaguar Health Regains Compliance with Nasdaq’s Bid Price Requirement

JAGX’s securities continue to be listed on Nasdaq Stock Exchange

San Francisco, CA (January 22, 2021): Jaguar Health, Inc. (Nasdaq: JAGX) (“Jaguar” or the “Company”) today announced that on January 21, 2021 the Company received formal notice that Jaguar has regained compliance with the bid price requirement, as required by the decision of the Nasdaq Hearings Panel (the “Panel”) dated October 28, 2020 (the “Decision”).

“We are very happy to learn that Jaguar has regained compliance with Nasdaq,” Lisa Conte, Jaguar’s president and CEO, said. “We believe our efforts since the second quarter of 2020 to implement our expanded patient access programs for Mytesi® (crofelemer) and our focus on long-term investors and non-dilutive financings, including our recent royalty-based capital infusion of $6.0 million, are improving our long-term financial prospects. Additionally, with the initiation this past October by our wholly owned subsidiary, Napo Pharmaceuticals, Inc., of the pivotal Phase 3 clinical trial of crofelemer for prophylaxis of diarrhea in adult cancer patients receiving targeted therapy (“cancer therapy-related diarrhea” (CTD)), and our recently announced plans to develop and commercialize crofelemer for the possible indication of prophylaxis and/or symptomatic relief of inflammatory diarrhea — initially to be studied in a ‘long-hauler’ COVID-19 recovery patient population in Europe — we believe the value generated in the Company will be realized as we work to bring crofelemer and plant-based prescription medicines to patients on need around the world.”

About Jaguar Health, Inc. and Napo Pharmaceuticals, Inc.

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, plant-based, non-opioid, and sustainably derived prescription medicines for people and animals with GI distress, specifically chronic, debilitating diarrhea. Our wholly owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary plant-based human gastrointestinal pharmaceuticals from plants harvested responsibly from rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy and the only oral plant-based prescription medicine approved under FDA Botanical Guidance.

For more information about Jaguar, please visit https://jaguar.health. For more information about Napo, visit www.napopharma.com.

About Mytesi®

Mytesi® (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi® is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi®. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

More information and complete Prescribing Information are available at Mytesi.com. Crofelemer, the active ingredient in Mytesi®, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon Rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the Company’s belief that its efforts since the second quarter of 2020 to implement its expanded patient access programs for Mytesi (crofelemer) and its focus on long-term investors and non-dilutive financings, including its recent royalty-based capital infusion of $6.0 million, are improving the Company’s long-term financial prospects, and the Company’s belief that, with the initiation this past October by Napo Pharmaceuticals, Inc. of the pivotal Phase 3 clinical trial of crofelemer for CTD, and the Company’s recently announced plans to develop and commercialize crofelemer for the possible indication of prophylaxis and/or symptomatic relief of inflammatory diarrhea, that the value generated in the Company will be realized as the Company works to bring crofelemer and plant-based prescription medicines to patients on need around the world. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

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